SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement	Confidential, for Use of the
[X] Definitive Proxy Statement	Commission Only (as permitted
[ ] Definitive Additional Materials	by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-12

BLONDER TONGUE LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

BLONDER TONGUE LABORATORIES, INC.
One Jake Brown Road
Old Bridge, New Jersey 08857

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2008

To Our Stockholders:

The 2008 Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (“Blonder” or “we”) will be held at the Comfort Suites-East Brunswick, 555 Old Bridge Turnpike, East Brunswick, New Jersey, on May 21, 2008, beginning at 10:00 a.m., local time, for the following purposes:

1.
To elect three Directors constituting Class I of the Board of Directors to serve until the 2011 Annual Meeting of Stockholders and until qualified successor directors have been elected or until their resignation or removal;

2.	To ratify the appointment of Marcum & Kliegman LLP, certified public accountants, as our independent registered public accountants for the year ending December 31, 2008; and

3.
To transact any other business as may properly come before the meeting or any adjournments thereof.  In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.

A proxy, if properly executed and received in time for the voting, will be voted in the manner directed on the proxy.  If no direction is made, the proxy will be voted FOR all proposals on the proxy card.

Our Board of Directors has fixed the close of business on March 31, 2008 as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting or any adjournments thereof.  Only stockholders of record at the close of business on March 31, 2008 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please read the attached Proxy Statement for further information regarding each proposal to be made.

We cordially invite you to attend the meeting.  Regardless of whether you plan to attend, please complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and therefore you should complete and return each proxy if you wish to vote all of your shares that are eligible to be voted at the meeting.

By Order of the Board of Directors
Robert J. Pallé, Jr., President, Chief
Operating Officer and Secretary
April 23, 2008

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING YOUR PROXY.

BLONDER TONGUE LABORATORIES, INC.
One Jake Brown Road
Old Bridge, New Jersey 08857

PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 21, 2008

This Proxy Statement is being furnished to the stockholders of Blonder Tongue Laboratories, Inc., a Delaware corporation (“Blonder” or “we”), in connection with the solicitation of proxies by our Board of Directors for our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or adjournments thereof.

You are invited to attend the Annual Meeting on May 21, 2008, at 10:00 a.m., local time.  The meeting will be held at the Comfort Suites-East Brunswick, 555 Old Bridge Turnpike, East Brunswick, New Jersey.

The mailing address of our principal executive office is One Jake Brown Road, Old Bridge, New Jersey 08857.  Our telephone number is (732) 679-4000.  This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about April 23, 2008, together with the Annual Report on Form 10-K for the year ended December 31, 2007.

Voting  and Proxies

You can vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. When a proxy is returned properly, the shares represented by the proxy will be voted in accordance with your instructions.

You may also attend the Annual Meeting in person and cast your vote there.  If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on March 31, 2008, the record date for voting, and that you have a right to vote your shares.

Regarding the election of Directors to serve until the 2011 Annual Meeting of Stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.  With respect to any other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting.  You should specify your choices on the enclosed form of proxy.  If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy card will be voted (i) FOR the election of all nominees and (ii) FOR ratification of the appointment of Marcum & Kliegman LLP as independent registered public accountants for the fiscal year ending December 31, 2008.  Directors will be elected by a plurality of the votes cast by the holders of the shares of our common stock, $.001 par value per share (“Common Stock”), voting in person or by proxy at the Annual Meeting.  Thus, abstentions will have no effect on the vote for election of Directors.  Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting.  Abstentions are deemed present for quorum purposes and entitled to vote and, therefore, will have the effect of a vote against any matter other than the election of Directors.  Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not provided voting instructions and the broker does not have discretionary authority to vote shares on the matter.  Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

Revocation of a Proxy

All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised, by (i) filing written notice with our Secretary before the Annual Meeting, (ii) signing and delivering a later dated proxy to our Secretary before the Annual Meeting (each to the mailing address of our executive offices), or (iii) voting in person at the Annual Meeting if you are a record holder.  Your attendance at the Annual Meeting will not, without taking one of actions described in the immediately preceding sentence, constitute revocation of a proxy.  If your shares are held in the name of a broker, bank or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

Voting on Other Matters

We know of no other business to be transacted at the Annual Meeting other than the election of Directors and the other proposal described in the attached Notice of Annual Meeting of Stockholders.  If any other matters do arise and are properly presented, the persons named in the proxy will have the discretion to vote on those matters for you according to their best judgment and with the instructions of the Board of Directors.

Costs of Proxy Solicitation

We will pay the expenses associated with soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement.  We will solicit proxies by use of the mails, through brokers and banking institutions, and by our officers and regular employees.  We may also solicit proxies by personal interview, mail, telephone or facsimile transmission.

Voting Securities

Only owners of record of our Common Stock at the close of business on March 31, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.  Each owner of record on the Record Date is entitled to one vote for each share of our Common Stock so held.  There is no cumulative voting.  On the Record Date, there were 6,222,252 shares of Common Stock issued, outstanding and entitled to vote.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Certificate of Incorporation, as amended, provides that our Board shall consist of between five and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible.  The size of the Board has currently been set at seven directors, with Class I comprised of three directors and Classes II and III each comprised of two directors.  The term of the current Class I Directors expires at the 2008 Annual Meeting, the term of the current Class II Directors expires at the 2009 Annual Meeting and the term of the current Class III Directors expires at the 2010 Annual Meeting,   The successors to each class of Directors whose terms expire at an Annual Meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

The Directors whose terms will expire at the 2008 Annual Meeting of Stockholders are Anthony J. Bruno, Robert E. Heaton and James A. Luksch, each of whom has been recommended for nomination by our Nominating Committee and nominated by our Board to stand for re-election as a Director at the 2008 Annual Meeting of Stockholders, to hold office until the 2011 Annual Meeting of Stockholders and until a qualified successor director has been elected or until he resigns or is removed.  Messrs. Bruno, Heaton and Luksch have each consented to serve for the new terms, if elected.

Recommendation of the Board of Directors Concerning the Election of Directors

Our Board of Directors recommends a vote FOR Anthony J. Bruno, Robert E. Heaton and James A. Luksch as Class I Directors to hold office until the 2011 Annual Meeting of Stockholders and until qualified successor directors have been elected or until their resignation or removal.  Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

DIRECTORS AND EXECUTIVE OFFICERS

Nominee and Continuing Directors

The following table sets forth the names and certain information about each of the nominees for election as Director and our continuing Directors:

Name	Age	Director Since

Nominees for a three-year term expiring in 2011 (Class I Directors):

Anthony J. Bruno (1)	67	2008
Robert E. Heaton (2)(3)	78	1998
James A. Luksch	77	1988

Directors not standing for election this year whose terms expire in 2009 (Class II Directors):

Robert J. Pallé, Jr.	62	1993
Gary P. Scharmett(4)	52	1997

Directors not standing for election this year whose terms expire in 2010 (Class III Directors):

Robert B. Mayer (5)(6)(7)	76	1995
James F. Williams(6)(8)(9)	50	1993

(1)	Since February, 2008, a member of the Audit Committee of the Board of Directors.
(2)	Since May, 1998, a member of the Compensation Committee of the Board of Directors.
(3)	Since June, 2000, a member of the Audit Committee of the Board of Directors.
(4)	Since February, 2004, a member of the Nominating Committee of the Board of Directors.
(5)	Since December, 1995, a member of the Compensation Committee of the Board of Directors.
(6)	Since December, 1995, a member of the Audit Committee of the Board of Directors.
(7)	Since April, 2004, a member of the Nominating Committee of the Board of Directors.
(8)	Since January, 2007, a member of the Compensation Committee of the Board of Directors.
(9)	Since May, 2007, a member of the Nominating Committee of the Board of Directors.

Set forth below is a brief summary of the recent business experience and background of each nominee, continuing Director and executive officer:

Anthony J. Bruno has been one of our Directors since February 1, 2008.  Since 2007,  Mr. Bruno has been a consultant to Besam Entrance Solutions, the United States subsidiary of ASSA ABLOY Entrance Systems, a Swedish Company, handling various aspects of corporate acquisitions. Prior to his role as a consultant, Mr. Bruno was the Vice-President of Finance for Besam Entrance Solutions for 18 years, managing all aspects of its financial activities in North America. Mr. Bruno also served as Blonder Tongue’s Vice President of Finance from 1981 to 1989.

Robert E. Heaton has been one of our Directors since March, 1998.  From April, 1993 through April, 1995, Mr. Heaton served as Vice Chairman of the Stainless Steel Group of Lukens, Inc.  From April, 1981, through April, 1993, Mr. Heaton was President and Chief Executive Officer of Washington Steel Corporation until it was acquired by Lukens, Inc.  Mr. Heaton is a past Chairman of the Specialty Steel Industry of North America.

James A. Luksch has been one of our Directors and our Chief Executive Officer since November, 1988.  He has been the Chairman of our Board since November, 1994.  Mr. Luksch also served as our President from November, 1988 until May, 2003.  Mr. Luksch is the father of Emily Nikoo, one of our Senior Vice Presidents.

Robert B. Mayer has been one of our Directors since December, 1995.  From 1966 to 1991, Mr. Mayer served in various executive positions, including Director and Regional President of Norstar Bank, N.A. (formerly known as Liberty National Bank & Trust Co.), a member of Fleet Financial Group.  Mr. Mayer has from time to time served as a part-time instructor at State University of New York at Buffalo and is currently a Director and officer of People, Inc., a non-profit corporation dedicated to serving people with disabilities.

Robert J. Pallé, Jr. has been one of our Directors since September, 1993, our President since May, 2003 and our Chief Operating Officer and Secretary since April, 1989.  He also served as our Executive Vice President from April, 1989 until May, 2003 and as our Interim Treasurer from March through April, 2001.

Gary P. Scharmett has been one of our Directors since December, 1997.  Since January, 1989, Mr. Scharmett has been a partner in the law firm of Stradley, Ronon, Stevens & Young, LLP, our outside counsel, and served on the Board of Directors of that firm from January, 2001 until December, 2003.

James F. Williams has been one of our Directors since September, 1993.  He has served as the Vice-President and a Director of Ontario Specialty Contracting, Inc., a demolition and environmental contracting company,  since March, 1999.  Since April, 1996, Mr. Williams has also been the Chairman of the Board and Chief Executive Officer of Integrated Waste Services, Inc.  Mr. Williams is the nephew of James H. Williams, who was one of our Directors until May, 2006.

Other Executive Officers

Eric S. Skolnik, 43, has been a Senior Vice President since May, 2003 and our Chief Financial Officer, Treasurer and Assistant Secretary since May, 2001.  Mr. Skolnik served as our Interim Chief Financial Officer from January, 2001 through April, 2001.  He was our Corporate Controller from May, 2000 through January, 2001.  From 1994 until May, 2000, Mr. Skolnik worked as a certified public accountant with BDO Seidman, LLP.

Emily M. Nikoo, 42, has been our Senior Vice President – Operations since February, 2007.  She was Vice President - Marketing and Technical Services from February, 2004 to February, 2007.  She was hired by us in March, 1995 as a product manager and has held several supervisory and management positions.  From 1994 until 1995, Ms. Nikoo was the Vice President of Electronic Systems Advanced Technology, and from 1987 to 1994 she worked as an electrical engineering and project manager for Lockheed Martin Corporation in its space systems business segment.  Ms. Nikoo is the daughter of James A. Luksch.

Peter F. Daly, Jr., 51, has been our Senior Vice President – Marketing and Sales and our Chief Marketing Officer since February, 2007.  Mr. Daly is responsible for sales, marketing, business development, technical services and customer services. He was Vice President – Sales from April, 2004 to February, 2007.  Mr. Daly was a co-founder of Lamont Digital Systems, Inc. where he served as Senior Vice President and Chief Technology Officer from November, 2000 to November, 2003, during which time he oversaw the design, engineering and operation of complex fiber-to-the-home video, voice and data systems.  From January, 1992 to November, 2000, Mr. Daly served as Vice President and Chief Operating Officer of Campus TeleVideo, a division of Lamont Digital Systems, Inc.

Norman A. Westcott, 67, has been our Senior Vice President - Operational Services since October, 1999 and was one of our Vice Presidents from July, 1994 until October, 1999.  Mr. Westcott is responsible for material purchasing and production.

Allen Horvath, 56, has been our Vice President - Manufacturing since May, 2003 and is responsible for our manufacturing activities.  Mr. Horvath served as our Manufacturing Manager from 1998 until May, 2003.  Since 1976, Mr. Horvath has served us in several management positions in the areas of production testing, engineering, quality control and manufacturing.

Kant Mistry, 67, has been our Vice President - Engineering since May, 2003, and has been our Chief Technical Officer since July, 2000.  From October, 1990 to July, 2000, Mr. Mistry served as our Chief Engineer.

Director Independence

Our Board of Directors has considered the independence of our Directors pursuant to Section 121A of the Rules of the American Stock Exchange.  Based on this consideration, our Board has determined that Robert B. Mayer, Anthony J. Bruno, Robert E. Heaton, and Gary P. Scharmett, all current Directors, are independent pursuant to Section 121A.  Our Board of Directors has determined that during fiscal 2007, James F. Williams was independent from the period of January 1 through December 5.  On December 6, 2007, we entered into a Purchase Agreement with Buffalo City Center Leasing, LLC (“Buffalo City”), of which Mr. Williams is a director, managing member and vice president.  Additionally, Mr. Williams may be deemed to control the entity which owns fifty percent (50%) of the membership interests of Buffalo City.  See “Certain Relationships and Related Transactions” below for more information on the Purchase Agreement and Mr. Williams relationship with Buffalo City.  Due to this relationship with Buffalo City, the Board of Directors has determined that as of December 6, 2007 Mr. Williams was no longer considered independent pursuant to Section 121A.  Mr. Williams continued to serve on each of our Compensation, Nominating and Audit Committees after December 6, 2007 relying on the “exceptional and limited circumstances” exemption provided for under the Rules of the American Stock Exchange.  Our Board of Directors determined that his continued service on these committees was in the best interests of Blonder and our shareholders due to his knowledge and experience with our compensation and nomination practices as well as his comprehensive knowledge of our financial affairs and designation as our “audit committee financial expert.”

Meetings of the Board of Directors; Committees

During the year ended December 31, 2007, there were eight meetings of our Board of Directors and each Director attended (either in person or via teleconference) at least 75% of the meetings held.  The Board of Directors has three standing committees:  the Compensation Committee, the Nominating Committee and the Audit Committee.

Compensation Committee.  The Compensation Committee is currently comprised of Robert E. Heaton, Robert B. Mayer and James F. Williams, each of whom is a non-employee Director.   Two of the members of the Compensation Committee, Mr. Heaton and Mr. Mayer, who each served during the 2007 fiscal year were independent, as independence for compensation committee members is defined by the American Stock Exchange.  Mr. Williams was considered independent as a Compensation Committee member in fiscal 2007 until we entered into a Purchase Agreement with Buffalo City on December 6, 2007 as disclosed above.  Accordingly, as of December 6, 2007 Mr. Williams was no longer considered an independent member of the Compensation Committee, but he continued to serve on the Compensation Committee pursuant to the “exceptional and limited circumstances” exemption provided for under Rule 805(b) of the American Stock Exchange.  As noted above, our Board of Directors determined that his continued service on the Compensation Committee was in the best interests of Blonder and our shareholders due to his knowledge and experience with our compensation practices.

The Compensation Committee currently does not have a formal charter. The Compensation Committee determines compensation for our executive officers and administers our stock incentive plans, except for the Amended and Restated 1996 Director Option Plan and the 2005 Director Equity Incentive Plan.  This committee held five meetings during 2007, all of which were attended (either in person or via teleconference) by each committee member.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	evaluate the performance of the Chief Executive Officer and the President;
•	review and approve the base salary (subject to Board approval), bonus, incentive compensation and any other compensation for the Chief Executive Officer and the President;
•	review the Chief Executive Officer’s recommendations for the compensation of the other executive officers, make appropriate adjustments and approve;
•	monitor our cash bonus and equity-based compensation plans and discharge the duties imposed on the Compensation Committee by the terms of those plans; and
•	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the Chief Executive Officer, President and all other executive officers are reviewed and approved by the Compensation Committee, subject to ratification by the Board of Directors of the base salary for the Chief Executive Officer and the President.  The Compensation Committee relies upon the Chief Executive Officer to assist the Compensation Committee in performing its duties with regard to all other executive officers.  While the Compensation Committee has not retained a compensation consultant, in determining the base salary for our executive officers, the Compensation Committee obtains, from time to time, salary survey information from companies such as Watson Wyatt Data Services.  The Compensation Committee does not delegate any of its authority to other persons.

With regard to the compensation of the Chief Executive Officer and the President, Messrs. Luksch and Pallé, respectively, the Compensation Committee reviews their respective performance, the relevant compensation information from salary surveys, and written comments received from members of the Board regarding their respective performance.  The Chief Executive Officer also provides the Compensation Committee with a summary review of the President’s performance.  Based upon such review, the Compensation Committee determines their respective compensation, subject to Board approval of their base salaries.  The base salary of the Chief Executive Officer and the President is presently reviewed every other year.

With regard to compensation for the other named executive officers, the Chief Executive Officer provides the Compensation Committee with a written summary review of the executive officers’ performance and a recommendation as to the appropriate form and amount of compensation for each executive officer.  The Compensation Committee reviews and considers the recommendation of the Chief Executive Officer, makes adjustments as appropriate and approves them.   This review and adjustment procedure is performed annually for the other named executive officers.

The Compensation Committee does not establish or recommend the amount or form of Director compensation.  These determinations are made and approved by the full Board of Directors.  Grants of stock option awards to non-employee Directors are generally made annually upon consideration and approval by the full Board of Directors with the non-employee Directors abstaining from such vote.

Nominating Committee.  The Nominating Committee is currently comprised of Robert B. Mayer, James F. Williams and Gary P. Scharmett, each of whom is a non-employee Director.  Robert E. Heaton, also a non-employee director, was a member of the Nominating Committee from January 2007 through May of 2007 when he was replaced by James F. Williams.  During fiscal 2007, Mr. Heaton, Mr. Mayer, and Mr. Scharmett were independent, as independence for nominating committee members is defined by the American Stock Exchange.  Mr. Williams was considered independent as a Nominating Committee member in fiscal 2007 until we entered into a Purchase Agreement with Buffalo City on December 6, 2007 as disclosed above.  Accordingly, as of December 6, 2007 Mr. Williams was no longer considered an independent member of the Nominating Committee, but he continued to serve on the Nominating Committee pursuant to the “exceptional and limited circumstances” exemption provided for under Rule 804(b) of the American Stock Exchange.  As noted above, our Board of Directors determined that his continued service on the Nominating Committee was in the best interests of Blonder and our shareholders due to his knowledge and experience with our nomination practices.

The Nominating Committee, among other things, considers and makes recommendations to the Board of Directors concerning the appropriate size of the Board and nominees to stand for election or fill vacancies on the Board.  In particular, the Nominating Committee identifies, recruits, considers and recommends candidates to fill positions on the Board in accordance with its criteria for Board membership (as such criteria are generally described below).  In searching for qualified director candidates to nominate for election at an annual meeting of stockholders, the Nominating Committee will initially consider nominating the current Directors whose terms are expiring and will consider their past performance on the Board, along with the criteria for Board membership, in determining whether to nominate them for re-election.  In connection with nominations for elections at annual meetings or to fill vacancies in the Board, the Nominating Committee may solicit the current members of the Board to identify qualified candidates through their business and other organizational networks and may also retain director search firms as it determines necessary in its own discretion.  The Nominating Committee will then consider the potential pool of Director candidates derived from the foregoing process, select the top candidates to fill the number of openings based on their qualifications, the Board’s needs (including the need for independent directors) and the criteria for Board membership.  The Nominating Committee will then conduct a thorough investigation of the proposed candidates’ backgrounds to ensure there is no past history that would disqualify such candidates from serving as Directors.  Those candidates that are selected and pass the background investigation will be recommended to the full Board for nomination.

The criteria for a nominee to the Board include, among other things:

•	The highest personal and professional ethics, strength of character, integrity and values;

•
Experience as a senior manager, chief operating officer or chief executive officer of a relatively complex organization or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise shall have obtained and excelled in a position of leadership;

•
Education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis on matters which relate to our current and long-term objectives;

•
Competence and willingness to learn our business, and the breadth of viewpoint and experience necessary for an understanding of the diverse and sometimes conflicting interests of stockholders and other constituencies;

•
The nominee should be of such an age at the time of election to assure a minimum of three years of service as a director, and should be free and willing to attend regularly scheduled meetings of our Board of Directors and its committees over a sustained period and otherwise be able to contribute a reasonable amount of time to our company affairs;

•	The stature and capability to represent us before the public, stockholders, and other various individuals and groups that affect us; and

•	Willingness to appraise objectively the performance of management in the interest of the stockholders and question management’s assumptions when inquiry is appropriate.

The Nominating Committee does not have a formal charter, but our Board has adopted guidelines addressing the purpose and responsibilities of the Nominating Committee in connection with its formation.  The guidelines include procedures for recruiting, considering and recommending nominees to our Board and criteria for Board membership.  Although the Nominating Committee will not consider any director candidates recommended by stockholders, our Board believes this is appropriate as our certificate of incorporation and bylaws permit stockholders to directly nominate persons for election as Directors by following the procedures set forth therein.  This committee held one meeting during 2007, and each committee member attended this meeting (either in person or via teleconference).

Audit Committee.  We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended.  The Audit Committee is currently comprised of James F. Williams, Robert E. Heaton, Robert B. Mayer and Anthony J. Bruno, all of whom are non-employee Directors.  The Audit Committee, among other things:

•	oversees our accounting and financial reporting process and audits of our financial statements;

•	selects, retains or terminates our independent registered public accountants;

•	reviews the plans and results of the audit engagement with the independent registered public accountants;

•	discusses with the independent registered public accountants all accounting policies and practices to be used and alternative treatments of financial information discussed with management;

•	oversees the work of the independent registered public accountants;

•	evaluates and pre-approves audit and non-audit services provided by the independent registered public accountants;

•	reviews the independence of the independent registered public accountants;

•	assures the regular rotation of the audit partners;

•	considers the range of audit and non-audit fees and determines the compensation of the independent registered public accountants;

•	reviews financial and earnings information released to the public, analysts and other third parties; and

•	reviews the adequacy of our internal accounting controls.

This committee held six meetings during 2007, all of which were attended (either in person or via teleconference) by each committee member.

Three members of the Audit Committee, Mr. Heaton, Mr. Mayer and Mr. Bruno, are independent, as “independence” for Audit Committee members is defined by the American Stock Exchange.  Mr. Williams was considered independent as an Audit Committee member in fiscal 2007 until we entered into a Purchase Agreement with Buffalo City on December 6, 2007 as disclosed above.  Accordingly, as of December 6, 2007 Mr. Williams was no longer considered an independent member of the Audit Committee, but he continued to serve on the Audit  Committee pursuant to the “exceptional and limited circumstances” exemption provided for under Rule 803B(2)(b) of the American Stock Exchange.  As noted above, our Board of Directors determined that his continued service on the Audit Committee was in the best interests of Blonder and our shareholders due to his comprehensive knowledge of our financial affairs and designation as our  “audit committee financial expert.”

Our Board of Directors has determined that a member of the Audit Committee, James F. Williams, qualifies as an “audit committee financial expert” as defined in Section 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”).  As noted above, Mr. Williams is not considered independent under the Rules of the American Stock Exchange.  The Board of Directors adopted a written charter for the Audit Committee in June, 2000, which was amended by the Board of Directors in March, 2003 and March, 2004.  The Audit Committee reviews and reassesses the charter for adequacy on an annual basis, most recently in March, 2008.  A copy of the Audit Committee Charter was attached as Appendix A to our proxy statement for the 2007 Annual Meeting of Stockholders.

Board Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings

Our Board of Directors maintains a process for stockholders to communicate with the Board of Directors.  A stockholder wishing to communicate with our Board of Directors, or any individual member(s) of the Board of Directors, can send a written communication to the attention of the Board of Directors (or specific individual Director(s), if applicable) at the following address:  c/o Corporate Secretary, One Jake Brown Road, Old Bridge, New Jersey 08857.  Any such communication must state the number of shares beneficially owned by the stockholder making the communication.  Our Corporate Secretary will forward such communication to the full Board of Directors or to any individual Director or Directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case our Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

While we do not have a formal written policy regarding Board member attendance at our Annual Meeting, we actively encourage our Directors to attend the Annual Meeting of Stockholders.  All Directors attended our 2007 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management;

•
discussed with Blonder’s independent registered public accountants the matters required to be discussed by Statement on Accounting Standards No. 61, as the same was in effect on the date of Blonder’s financial statements;

•
received the written disclosures and the letter from Blonder’s independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of Blonder’s financial statements; and

•	discussed with Blonder’s independent registered public accountants their independence from Blonder and its management.

Management is responsible for the preparation, presentation and integrity of Blonder’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Blonder’s independent registered public accountants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee has relied, without independent verification, on the information provided to it and on the representations of management and the independent registered public accountants that the financial statements have been prepared in conformity with generally accepted accounting principles.

Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in Blonder’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Audit Committee
Robert E. Heaton, Chairman
Anthony J. Bruno
Robert B. Mayer
James F. Williams

Directors’ Compensation
2007 DIRECTOR COMPENSATION

The following table discloses the actual compensation paid to or earned by each of our Directors who is not also a named executive officer in fiscal year 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Robert B. Mayer	$ 21,700	$ 13,467	(3)(4)	-	$ 35,167
John E. Dwight(1)	-	$ 8,933	(5)	$ 60,0000 (6)	$ 68,933
James F. Williams	$ 21,700	$ 13,467	(3)(4)	-	$ 35,167
Robert E. Heaton	$ 22,400	$ 13,467	(3)(4)	-	$ 35,867
Gary P. Scharmett	$ 20,300	$ 13,467	(3)(4)	-	$ 33,767
_______________
(1) John E. Dwight resigned as a Director as of February 1, 2008, but remains an employee in his capacity as Assistant to the Chief Executive Officer.

(2)  The amounts in the “Option Awards” column reflect the dollar amount recognized by us for financial statement reporting purposes under FAS 123(R) for the fiscal year ended December 31, 2007, disregarding the estimate of forfeitures related to service-based vesting conditions. In accordance with FAS 123(R), this column may include amounts from awards granted in and prior to 2007 under our long term incentive plans for Directors.  Assumptions used in the calculation of these amounts are included in Note 1(o) to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3) Each non-employee Director as of April 3, 2007 was granted an option to purchase 10,000 shares of Common Stock on such date under the 2005 Director Equity Incentive Plan.
(4) As of December 31, 2007, each non-employee Director held options to purchase 57,000 shares of Common Stock.

(5)  Mr. Dwight was granted an option award to purchase 10,000 shares of Common Stock on April 3, 2007 under the 2005 Employee Equity Incentive Plan.  As of December 31, 2007, Mr. Dwight held options to purchase an aggregate of 30,000 shares of Common Stock.

(6) Represents amounts paid as compensation for service as our employee.

Director Compensation Arrangements.

We pay each of our non-employee Directors a retainer at the annual rate of $15,000, payable quarterly, a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic) and a fee of $600 for each committee meeting attended in person ($300 if attendance was telephonic or if attending on the same date as a Board meeting).  We reimburse each Director for certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings.  During calendar year 2007, we did not pay Messrs. Luksch, Pallé and Dwight any separate compensation for serving on the Board of Directors or any committees thereof.

Director Benefit Plans.

In May 2005, our stockholders approved the adoption of the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan (the “Director Plan”).  The Director Plan is administered by our Board of Directors.  Under the Director Plan, Directors who are not currently employed by us or by any of our subsidiaries and who have not been so employed within the past six months, are eligible to receive equity-based awards from time to time as determined by our Board.  A maximum of 200,000 shares may be awarded under the Director Plan, and any shares subject to an award which is terminated, canceled, expired or forfeited for any reason will again be available for the grant of an award.  Under the Director Plan, eligible Directors may be awarded stock options to purchase a number of shares of Common Stock (“Stock Options”), stock appreciation rights to receive the excess, if any, of the fair market value of a specified number of shares of Common Stock at the time of exercise over the grant price (“SARS”) or stock awards at no cost to the Director (“Stock Awards”), which may be either restricted stock or unrestricted stock.  Each grant of a Stock Option, SAR or Stock Award will be subject to a written Award Agreement which shall specify the terms and conditions of the grant as determined by the Board of Directors, provided, however, that the exercise price for any Stock Option or SAR granted shall not be less than the fair market value of the underlying Common Stock on the date of grant.  The Director Plan expires on February 1, 2015.

On April 3, 2007, each of our non-employee Directors who was a Director on such date was granted an option under the Director Plan to purchase 10,000 shares of Common Stock at an exercise price equal to $1.98 per share, the fair market value of our Common Stock on April 3, 2007, calculated by taking the average of the high and low selling prices as reported on the American Stock Exchange on the grant date of April 3, 2007.  These options vested on April 3, 2008 and expire on April 2, 2017.

On January 30, 2008, each of our non-employee Directors who was a Director on such date was granted an option under the Director Plan to purchase 10,000 shares of our Common Stock, at an exercise price equal to the greater of (i) $1.435 per share (the fair market value on the date of grant) or (ii) the fair market value of our Common Stock on the second trading day following the date of public disclosure of our financial results for the fiscal year ended December 31, 2007.  The fair market value of the Common Stock on the second trading day following the date of public disclosure was $1.575 per share; accordingly, the exercise price is $1.575 per share.   The fair market
value of our Common Stock is calculated by taking the average of the high and low selling prices as reported on the American Stock Exchange.  These options vest on January 30, 2009 and expire on January  29, 2018.

On February 1, 2008, in connection with his appointment to the Board of Directors, Anthony J. Bruno was granted an option under the Director Plan to purchase 9,167 shares of Common Stock at an exercise price  equal to the greater of (i) $1.495 per share (the fair market value on the date of grant) or (ii) the fair market value of our Common Stock on the second trading day following the date of public disclosure of our financial results for the fiscal year ended December 31, 2007.  The fair market value of the Common Stock on the second trading day following the date of public disclosure was $1.575 per share; accordingly, the exercise price is $1.575 per share.  This option vests on February 1, 2009 and expires on January 31, 2018.

EXECUTIVE COMPENSATION

Summary Executive Compensation

The following table summarizes the total compensation paid to or earned by each of the named executive officers for services rendered to us in all capacities for the fiscal year ended December 31, 2007.
2007 Summary Compensation Table
Name and Principal Position	Year	Salary($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
James A. Luksch	2007	$402,500	$17,122	$ -	$45,195 (3)	$464,817
Chairman of the Board and Chief Executive Officer	2006	383,250	27,708	52,845	48,548 (3)	512,351
Robert J. Pallé, Jr.	2007	315,000	12,656	-	22,464 (4)	350,120
President, Chief Operating Officer and Secretary	2006	300,000	21,550	36,758	22,125 (4)	380,433
Peter F. Daly, Jr.	2007	193,078 (5)	8,933	-	11,687 (6)	213,698
Senior Vice President – Marketing and Sales	2006	178,500	20,819	21,883	7,556 (6)	228,759
_________________
(1)
The amounts in the “Option Awards” column reflect the dollar amount recognized by us for financial statement reporting purposes under FAS 123(R) for the fiscal years ended December 31, 2007 and December 31, 2006, respectively, disregarding the estimate of forfeitures related to service-based vesting conditions. In accordance with FAS 123(R), this column may include amounts from awards granted in and prior to 2007 or 2006, respectively, under our various long term incentive plans.  Assumptions used in the calculation of these amounts are included in Note 1(o) to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2007 and 2006.  The amounts reported reflect compensation recognized under FAS 123(R) in these years from the following awards made under our 2005 Employee Equity Incentive Plan:

•	Stock options granted in March, 2006 with an exercise price of $1.905 per share. These option vest in three equal installments on March 28, 2007, 2008 and 2009, and will expire on March 28, 2016.
•	Stock options granted in January, 2007 with an exercise price of $1.98 per share. These option vest in three equal installments on April 3, 2008, 2009 and 2010, and will expire on April 3, 2017.
The 2005 Employee Equity Incentive Plan does not preclude us from lowering the exercise price of options.
(2)
The amounts in the “Non-Equity Incentive Plan Compensation” column for 2006 reflect the cash awards made under our Executive Officer Bonus Plan (as described below under the heading “Executive Officer Bonus Plan”).

(3)
The amount shown in the “All Other Compensation” column for Mr. Luksch includes personal use of a company car, professional fees for tax return preparation and legal services, and below market interest benefit on outstanding loan amounts owing to us as described under “Certain Relationships and Related Transactions” beginning on page 15 below.  This amount also includes our matching contribution to our 401(k) defined contribution plan for the benefit of Mr. Luksch and the dollar value for life insurance premiums paid by us with respect to life insurance for the benefit of Mr. Luksch.  The cost of the below market interest benefit in 2007 was $16,588 and was determined based on the average outstanding loan balance (calculated using the average of the outstanding loan balance at January 1, 2007 and December 31, 2007) at our weighted average borrowing rate under our credit facilities during 2007 (10.4%).  The cost of the below market interest benefit in 2006 was $15,353 and was determined based on the average outstanding loan balance (calculated using the average of the outstanding loan balance at January 1, 2006 and December 31, 2006) at our weighted average borrowing rate under our credit facilities during 2006 (8.90%).

(4)
The amount shown in the “All Other Compensation” column for Mr. Pallé includes personal use of a company car and professional fees for tax return preparation.  This amount also includes our matching contribution to our 401(k) defined contribution plan for the benefit of Mr. Pallé and the dollar value for life insurance premiums paid by us with respect to life insurance for the benefit of Mr. Pallé.

(5)            Mr. Daly did not have a fixed salary for 2007.  The 2007 amount reported for him under the "Salary" column represents amounts paid to him under his compensation arrangement with us, which is described in greater detail below under the heading "Compensation Arrangements."
(6)
The amount shown in the “All Other Compensation” column for Mr. Daly for 2007 includes personal use of a company car, our matching contribution to our 401(k) defined contribution plan and the dollar value for life insurance premiums paid by us during 2007 with respect to life insurance for Mr. Daly’s benefit.  For 2006, this amount includes personal use of a company car and the dollar value for life insurance premiums paid by us during 2006 with respect to life insurance for Mr. Daly’s benefit.

Compensation  Arrangements.

We have no employment agreements with Messrs. Luksch, Pallé and Daly, who are employed by us on an at-will basis.

We have a compensation arrangement with Mr. Daly whereby Mr. Daly’s compensation is variable and determined as a percentage of our Adjusted Net Sales, which is equal to our actual net sales for the fiscal year multiplied by a gross margin adjustment to take into account certain decreases in our actual gross margin (as more fully described in the description of Mr. Daly’s compensatory arrangement in Exhibit 10.32 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007).  Mr. Daly receives periodic draws against his variable compensation, subject to monthly adjustments, in accordance with the Company’s policies relating to variable compensation arrangements with its employees.  Mr. Daly’s compensation arrangement began as of January 1, 2007 and will expire, unless otherwise renewed by the Compensation Committee, on December 31, 2008.

Mr. Daly remains eligible to participate in our Executive Officer Bonus Plan with all other executive officers of the Company for 2008 and in future years to the extent determined by the Compensation Committee of the Board of Directors.  From time to time, as determined by the Compensation Committee, Mr. Daly may be granted equity-based awards including stock purchase options, stock appreciation rights or stock awards.  Mr. Daly’s total compensation from all sources in any fiscal year, however, will be capped at $1,000,000.

Executive Officer Bonus Plan.

We provide executives with an annual opportunity to earn cash incentive awards through the Executive Officer Bonus Plan (the “Executive Bonus Plan”).  These cash bonuses are intended to motivate and reward the achievement of short-term profit, which is a key element of the Compensation Committee’s overall compensation philosophy.  Cash bonus awards under the Executive Bonus Plan are paid to officers during a particular fiscal year based upon and relating to our financial performance during the prior fiscal year.  During the first quarter of each fiscal year, we designate which of our executive officers are to participate in the Executive Bonus Plan for that year.  We then establish one or more objective performance goals for the participants and a formula to determine bonus payments based on the achievement of the goal(s).  In no event may the bonus for any participant exceed 100% of the participant’s base salary.

The performance goals are expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures.  Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with our past performance (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.  Performance goals need not be uniform among participants, but they have been in recent years.

After our financial results for a fiscal year have been determined, the Compensation Committee will certify the level of performance goal attainment and the potential bonus payment for each participant.  The Compensation Committee has full authority to decrease the amount that would otherwise be payable to any participant for a fiscal year.

For the 2007 fiscal year, each of the named executed officers were participants under the Executive Bonus Plan.  The participants were entitled to share in a Bonus Pool (“Bonus Pool”) based upon a subjectively determined allocation, which took into account the relative compensation levels of the executives as well as other subjective factors related to overall job performance in 2006, such as the ease with which the executive could be replaced, whether further opportunities for advancement within the company existed for the executive, teamwork skills, perceived efforts, interpersonal relationships and overall job performance.  The Bonus Pool for 2007 was equal to the sum of (i) forty percent (40%) of the first $1,000,000 (or portion thereof) of our pre-tax income, plus (ii) twenty percent (20%) of our pre-tax income in excess of $1,000,000, but less than or equal to $2,000,000, plus (iii) ten percent (10%) of our pre-tax income in excess of $2,000,000, all as set forth on our audited financial statements (in all cases calculated before taking into account any accrual for such Bonus Pool).  In no event, however, may the Bonus Pool exceed the sum of the base salaries of all participants, in the aggregate.  Also, no bonus may be paid to any participant unless the Bonus Pool (calculated in the manner described above) equals or exceeds $90,000.  No bonuses were paid in 2007 under the Executive Bonus Plan.

Retirement Benefits.

Each of the named executive officers participates in our 401(k) Savings and Investment Retirement Plan, which covers all full time employees and is qualified under Section 401(k) of the Internal Revenue Code.  Under this plan, we match 50% of each participating employee’s salary deferral up to a maximum match of 3% of eligible compensation.

Outstanding Equity Awards

The following table discloses for each named executive officer all shares of our Common Stock underlying unexercised options as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James A. Luksch	15,000(1)	30,000 (1)	$ 1.905	03/28/2016
	-	35,000 (2)	$ 1.98	04/03/2017
Robert J. Pallé, Jr.	11,667(1)	23,333 (1)	$ 1.905	03/28/2016
	-	25,000 (2)	$ 1.98	04/03/2017
Peter F. Daly, Jr.	20,000(3)	-	$ 3.375	04/17/2014
	5,000 (4)	-	$ 3.84	03/29/2015
	6,667(1)	13,333 (1)	$ 1.905	03/28/2016
	-	20,000 (2)	$ 1.98	04/03/2017
__________________

(1)   This option award is for a total of 45,000 shares of Common Stock to Mr. Luksch, 35,000 shares to Mr. Pallé, and 20,000 shares to Mr. Daly.  These options vest in three equal installments on March 27, 2007, 2008 and 2009.

(2) This option award vests in three equal installments on April 3, 2008, 2009 and 2010.
(3) This option award vested in two installments of 6,667 and one installment of 6,666 on each of April 19, 2005, 2006 and 2007, respectively.
(4) This option award vested on May 31, 2005.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 31, 2008 by (i) each person who is known by us to beneficially own more than five percent of our Common Stock, (ii) each of our Directors, including nominee Directors, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all our executive officers and Directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares that they  beneficially own, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class Beneficially Owned
James A. Luksch	772,923	(3)	12.34%
Robert J. Pallé, Jr.	1,337,556	(4)	21.39%
Peter F. Daly, Jr.	45,000	(5)	*
Anthony J. Bruno	0		*
Robert E. Heaton	62,500	(6)	1.00%
Robert B. Mayer	69,500	(7)	1.11%
Gary P. Scharmett	125,600	(8)	2.00%
James F. Williams	124,173	(9)	1.98%
All Directors and executive officers as a group (13 persons)	3,003,166		42.78%
_______________

*     Less than 1%

(1)
Beneficial ownership as of March 31, 2008 for each person includes shares subject to options held by such person (but not held by any other person) which are exercisable within 60 days after such date.  Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities, which voting or investment power may be further described in the footnotes below.  This table contains information furnished to us by the respective stockholders or contained in filings made with the Commission. Certain of our executive officers and Directors may, from time to time, hold some or all of their Common Stock in brokerage accounts having outstanding margin loan balances secured by the Common Stock and the other investment securities held in such brokerage accounts.
(2)	Unless otherwise indicated, the address for each beneficial owner is c/o Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857.
(3)
Includes 10,928 shares of Common Stock owned of record by two trusts of which Mr. Luksch is the trustee, 9 shares of Common Stock owned of record by an estate of which Mr. Luksch is the executor, 294 shares of Common Stock held of record by Mr. Luksch’s spouse, as to which Mr. Luksch expressly disclaims beneficial ownership, and 41,667 shares of Common Stock underlying options granted by us.  720,025 shares of Common Stock owned by Mr. Luksch are pledged as collateral.

(4)
Includes 200,000 shares of Common Stock owned of record by a limited liability company of which Mr. Pallé and his wife are the sole members and 31,667 shares of Common Stock underlying options granted by us.

(5)	Includes 45,000 shares of Common Stock underlying options granted by us.
(6)	Includes 57,000 shares of Common Stock underlying options granted by us.
(7)	Includes 57,000 shares of Common Stock underlying options granted by us and 200 shares of Common Stock held of record by Mr. Mayer’s spouse.
(8)	Includes 57,000 shares of Common Stock underlying options granted by us.
(9)
Includes 57,000 shares of Common Stock underlying options granted by us and 52,173 shares of Common Stock underlying an option granted by James H. Williams, a former Director, to James F. Williams, which shares are owned by James H. Williams.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than ten percent of our Common Stock, to file with the Commission and the American Stock Exchange, initial reports of ownership and reports of changes in ownership of Common Stock and our other equity securities.  Officers, Directors and greater than ten percent stockholders (collectively, “Reporting Persons”) are additionally required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no reports were required with respect to fiscal year 2007, we believe that all Section 16(a) filing requirements applicable to Reporting Persons were complied with on a timely basis during 2007, except that, (i) the Form 4 filing for Robert B. Mayer to report his purchase of 10,000 shares on November 21, 2007 was filed 1 day late, (ii) the Form 4 filing for James A. Luksch to report his sale of 10,000 shares on November 21, 2007 was filed 1 day late and (iii) the Form 4 filings for each of Gary P. Scharmett, Robert E. Heaton, Robert B. Mayer and James F. Williams to report the grant of stock option awards were each filed 6 days late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Chief Executive Officer’s daughter, Emily Nikoo, is our Senior Vice President - Operations.  Ms. Nikoo’s annual salary in 2007 and 2006 was $151,000 and $143,000, respectively.  Nezam Nikoo, Ms. Nikoo’s husband and our Chief Executive Officer’s son-in-law, is our Chief Digital Engineer.  Mr. Nikoo’s annual salary in 2007 and 2006 was $150,469 and $135,754, respectively.

One of our Directors, Gary P. Scharmett, is a partner at the law firm of Stradley, Ronon, Stevens & Young, LLP, which serves as our outside counsel.  During the 2007 and 2006 fiscal years, we paid fees for legal services to this firm in the aggregate amount of $346,000 and $888,000, respectively.  Mr. Scharmett’s interest in this relationship arises from his minority ownership interest as a partner at this firm.  In management's opinion, the terms of such services were substantially equivalent to those which would have been obtained from unaffiliated parties.

As of March 31, 2008, James A. Luksch, our Chief Executive Officer and a Director, was indebted to us in the amount of $149,000, for which we have charged no interest.  This indebtedness arose from a series of cash advances made to Mr. Luksch, the latest of which was advanced in February, 2002.  The largest aggregate amount of indebtedness during the 2007 and 2006 fiscal years was $166,000 and $179,000, respectively.  This debt is presently being repaid at the rate of at least $1,000 per month, all of which represents principal payments on the indebtedness.  Mr. Luksch paid $13,000 and 13,500 of principal during the 2007 and 2006 fiscal years, respectively.

On December 6, 2007, we entered into a Purchase Agreement with Buffalo City Center Leasing, LLC (“Buffalo City”) pursuant to which we are the contract manufacturer of a product known as RouteTracker, and Buffalo City agrees to purchase from us a minimum quantity of 25,000 units over a period of three (3) years, for a total purchase of approximately $4,000,000.  One of our Directors, James F. Williams, is a director, managing member and vice president of Buffalo City.  Additionally, Mr. Williams may be deemed to control the entity which owns fifty percent (50%) of the membership interests of Buffalo City Center Leasing, LLC.

On January 1, 1995, we entered into a consulting and non-competition agreement with James H. Williams who was one of our Directors until May 24, 2006.  He was also our largest stockholder until November 14, 2006.  Under the agreement, Mr. Williams provides consulting services on various operational and financial issues and is currently paid at an annual rate of $185,800, but in no event is such annual rate permitted to exceed $200,000.  Under the agreement, we paid Mr. Williams $185,800 and $176,951 in 2007 and 2006, respectively.  Mr. Williams also agreed to keep all of our information confidential and not to compete directly or indirectly with us for the term of the agreement and for a period of two years thereafter.  The initial term of this agreement expired on December 31, 2004 and automatically renews thereafter for successive one-year terms (subject to termination at the end of any renewal term on at least 90 days’ notice).  This agreement automatically renewed for a one-year extension until December 31, 2008.  In addition, on November 14, 2006, we repurchased 1,293,000 shares of our Common Stock from Mr. Williams in a private off-market block transaction for $0.75 per share, for an aggregate purchase price of $970,000.

On June 30, 2006, we entered into a Share Exchange and Settlement Agreement with Blonder Tongue Telephone, LLC, which was a 5% stockholder immediately prior to the transaction (“BTT”) and certain related parties of BTT.  Under the terms of the agreement, we transferred to BTT the 49 membership shares of BTT (representing a 50% equity ownership interest) owned by us in exchange for BTT transferring back to us the 500,000 shares of our Common Stock that were previously contributed by us to the capital of BTT.  Pursuant to the agreement, we granted BTT a non-transferable equipment purchase credit in the aggregate amount of $400,000 (subject to certain off-sets), which was exercised in full by September 30, 2006.  BTT agreed to change its corporate name within 90 days after closing and cease using any of our intellectual property, including the names “Blonder,” “Blonder Tongue” or “BT.”  As part of the transaction, certain other non-material agreements between us and BTT were also terminated.  We acquired our 50% ownership interest in BTT as part of a series of agreements entered into in March, 2003 and September, 2003.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has selected Marcum & Kliegman LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2008.  Marcum & Kliegman LLP has been our independent registered public accountants since October 24, 2005.  The engagement of Marcum & Kliegman LLP was unanimously approved by our Audit Committee on October 13, 2005 and the firm is considered by us to be well qualified.   We have been advised by Marcum & Kliegman LLP that neither it nor any member thereof has any financial interest, direct or indirect, in us or any of our subsidiaries, in any capacity.  One or more representatives of Marcum & Kliegman LLP is expected to be present at this year’s Annual Meeting of Stockholders with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm’s examination of our financial statements and records for the fiscal year ended December 31, 2007.

Although the submission of the appointment of Marcum & Kliegman LLP is not required by our By-Laws, the Board is submitting it to the stockholders to ascertain their views.  If the stockholders do not ratify the appointment, we will not be bound to seek other independent registered public accountant for 2008, but the selection of other independent registered public accountants will be considered in future years.

Audit and Other Fees Paid to Independent Registered Public Accountants

The following table presents fees billed by Marcum & Kliegman LLP for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006.

Services Rendered	Fiscal 2007	Fiscal 2006

Audit Fees	$210,284	$ 237,550
Audit-Related Fees	$ 37,500	$ 13,500
Tax Fees	$ 71,850	$ 33,400
All Other Fees	$ --	$ --

Audit Fees

The audit fees are billed for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents to incorporate audited financial statements into registration statements related to our employee benefit plans, and assistance with earnings announcements on Form 8-K.

Audit-Related Fees

The audit-related fees for fiscal years 2007 and 2006 consisted principally of audits of our pension and 401(k) plans.

Tax Fees

Tax fees for fiscal years 2007 and 2006 consisted principally of preparing our U.S. federal and state income tax returns.

Our Audit Committee has reviewed the non-audit services currently provided by our independent registered public accountants and has considered whether the provision of such services is compatible with maintaining the independence of such independent registered public accountants.  Based on such review and consideration, the Audit Committee has determined that the provision of such non-audit services is compatible with maintaining the independence of the independent registered public accountants.

Pre-Approval Policy for Services by Independent Registered Public Accountants

Our Audit Committee has implemented pre-approval policies and procedures for the engagement of our independent registered public accountants for both audit and permissible non-audit services.  Under these policies and procedures, all services provided by the independent registered public accountants must either (i) be approved by our Audit Committee prior to the commencement of the services, (ii) relate to assisting us with tax audits and appeals before a taxing authority or be services associated with periodic reports or registration statements filed by us with the Commission, all of which services are pre-approved by our Audit Committee, or (iii) be a de minimis non-audit service (as described in Rule 2-01(c)(7)(i)(C) of Regulation S-X) that does not have to be pre-approved as long as management promptly notifies our Audit Committee of such service and our Audit Committee approves it prior to the service being completed.  Within these parameters, our Audit Committee annually approves the scope and fees payable for the year end audit, statutory audits and employee benefit plans to be performed by the independent registered public accountants for the next fiscal year.  Our Audit Committee also delegates pre-approval authority for permissible non-audit services to the Audit Committee’s Chairman.  Any approvals of non-audit services made by our Audit Committee’s Chairman are then reported by him at the next Audit Committee meeting.  All of the services provided by our independent registered public accountants during fiscal year 2007 were approved in accordance with our pre-approval policies and procedures.

Recommendation of the Board Concerning the Ratification of Appointment of Independent Registered Public Accountants

Our Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accountants for the 2008 fiscal year.  Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

OTHER BUSINESS

We know of no other matters that will be presented at the Annual Meeting of Stockholders.  However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS

Director Nominations at the Annual Meeting

Our By-laws require advanced notice of any stockholder proposal for nomination for the election of a Director.  Notice of any such stockholder proposal must be received by our Corporate Secretary at One Jake Brown Road, Old Bridge, New Jersey 08857 not less than sixty (60) days prior to the date of the scheduled annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date, however, if less than seventy (70) days’ notice of the date of the scheduled annual meeting is given, then to be timely, such notice must be received not later than the close of business on the tenth (10th) day following the earlier of the date notice of the scheduled annual meeting was mailed or the date of public disclosure of the annual meeting date.  Accordingly, any stockholder who wished to have a Director nomination considered at the 2008 Annual Meeting must have delivered notice to the Secretary no later than the close of business on March 21, 2008.  Any proposal received after that date is considered untimely.

Stockholder Proposals for Inclusion in 2009 Proxy Statement

The date by which we must receive stockholder proposals intended to be included in our Proxy Statement for presentation at the 2009 Annual Meeting of Stockholders is December 23, 2008, to be eligible for inclusion in such Proxy Statement.  Stockholder proposals must comply with all of the applicable rules and requirements set forth in the rules and regulations of the SEC, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  Stockholder proposals should be sent to our Chief Financial Officer at One Jake Brown Road, Old Bridge, New Jersey 08857.

Stockholder Proposals for Presentation at the 2009 Annual Meeting

Other than a proposal for nomination for the election of a Director which is subject to the advance notice requirements described above, if notice of a stockholder proposal intended to be presented at the 2009 Annual Meeting of Stockholders is not received by us on or before March 8, 2009 (whether or not the stockholder wishes the proposal to be included in the proxy statement for such annual meeting), we (through management proxy holders) may exercise discretionary voting authority on such proposal when and if the proposal is raised at the annual meeting without any reference to the matter in the Proxy Statement.

FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 ACCOMPANIES THIS PROXY STATEMENT.  WE WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO OUR FURNISHING SUCH EXHIBIT(S).  REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO ERIC SKOLNIK, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors
James A. Luksch
Chairman of the Board and
Chief Executive Officer

Date:  April 23, 2008
Old Bridge, New Jersey

ANNUAL MEETING OF STOCKHOLDERS OF

BLONDER TONGUE LABORATORIES, INC.

May 21, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.   PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of three Class I Directors to hold office until the 2011 Annual Meeting of Stockholders and until qualified successor directors have been elected or until their resignation or removal.
NOMINEES:
[ ] FOR ALL NOMINEES	¡ Anthony J. Bruno
¡ Robert E. Heaton
[ ] WITHHOLD AUTHORITY	¡ James A. Luksch
FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
(See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT”  and fill in the circle next to each nominee you wish to withhold as shown here: ●

FOR   AGAINST    ABSTAIN

2.    Proposal to ratify the appointment of Marcum & Kliegman LLP       [   ]           [   ]                 [   ]
as the independent registered public accountants for the fiscal year ending December 31, 2008.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments thereof.

This proxy when properly executed will be voted in the manner directed by the stockholder.  If no direction is made on this Proxy Card, this Proxy will be voted FOR the election of all nominees to serve as Class I Directors and FOR proposal 2.  On all other matters which may properly come before the meeting, the shares represented by this proxy will be voted by the Proxies in accordance with the instructions of the Board of Directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account my not be submitted via this method.

Signature of  Stockholder

Date:

Signature of  Stockholder

Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are hold jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

BLONDER TONGUE LABORATORIES, INC. One Jake Brown Road Old Bridge, NJ 08857 PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2008 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Undersigned hereby appoints James A. Luksch and Robert J. Pallé, Jr., and either of them (with full power to act alone), as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this Proxy Card, all shares of Common Stock of Blonder Tongue Laboratories, Inc. (the “Company”) held of record by the undersigned on the record date of March 31, 2008, at the Annual Meeting of Stockholders to be held on May 21, 2008 and at any postponements or adjournments thereof, all as in accordance with the Notice of Annual Meeting of Stockholders and Proxy Statement furnished with this Proxy.

(Continued and to be signed on the reverse side)